UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

GEORGETOWN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Federal	0-51102	20-2107839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA 01833

 (Address of principal executive offices)

(978) 352-8600

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On April 23, 2013, Georgetown Bancorp, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of the Company’s independent registered public accounting firm, an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement and an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation. A breakdown of the votes cast is set forth below.

1. The election of directors

			Broker
	For	Withheld	Non-Vote

Keith N. Congdon	1,220,216	22,097	418,200
Kathleen R. Sachs	1,081,641	160,672	418,200
David A. Splaine	1,220,180	22,133	418,200
Robert T. Wyman	1,081,293	161,020	418,200

2.     The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

			Broker
For	Against	Abstain	Non-votes

1,656,490	1,380	2,643	n/a

3. The approval of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement.

			Broker
For	Against	Abstain	Non-votes

1,109,511	117,198	15,604	418,200

4.  The approval of an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation.

1 YEAR	2 YEARS	3 YEARS	Abstain

1,082,302	114,909	37,074	8,028

As noted above, at the Annual Meeting the Company’s stockholders conducted a non-binding advisory vote regarding the frequency of stockholder approval of the compensation of named executive officers. Stockholders recommended that the Company hold an advisory vote on executive compensation annually. Taking into consideration the results of the stockholder advisory vote, the Company’s Board of Directors has determined that the Company will hold an advisory vote on executive compensation annually until the next required vote on the frequency of stockholder votes on executive compensation.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: None

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN BANCORP, INC.

Date:	April 25, 2013	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President, Chief Financial Officer and Treasurer